Exhibit 99.1

For More Information, Contact:

James E. Fickenscher / CFO	William Q. Sargent, Jr. / V.P., IR
Auxilium Pharmaceuticals, Inc.	Auxilium Pharmaceuticals, Inc.
(484) 321-5900	(484) 321-5900
jfickenscher@auxilium.com	wsargent@auxilium.com

Auxilium Pharmaceuticals Announces 2Q 2010 XIAFLEX® Net Revenues of $3.1 million

Web Cast Scheduled for Today at 8:30 a.m. ET

MALVERN, PA., July 12, 2010—Auxilium Pharmaceuticals, Inc. (Nasdaq:AUXL) today announced that XIAFLEX® net revenues were $3.1 million for the second quarter 2010, consisting of $2.0 million in sales to physicians in the United States and $1.1 million in revenues recognized from payments previously received under the Pfizer agreement.

“Having completed the first full quarter of the launch of XIAFLEX, the first approved, non-surgical treatment for the treatment of Dupuytren’s contracture, we believe that we are making good progress on our launch objectives as we work to change the treatment paradigm for this disease,” said Armando Anido, Chief Executive Officer and President of Auxilium.

The Company also updated the following leading indicators which it tracks in connection with the XIAFLEX launch. As of June 30, 2010:

•	1,629 physicians and 1,122 sites have completed the training and enrollment process, compared to 1,421 and 962, respectively, at the end of May.

•	A total of 1,458 insurance verification requests and 543 referrals to specialty pharmacies have been received by the Company’s call center, up from 886 and 336, respectively, at the end of May.

•	The number of cumulative, unique sites ordering XIAFLEX for the first time is 241 compared to 138 sites at the end of May.

•	The Company believes that approximately 90% of insured lives in the United States have access to XIAFLEX.

In addition, the Company announced that it held its end of phase II meeting with the U.S. Food and Drug Administration in late June 2010 regarding development of XIAFLEX for the treatment of Peyronie’s disease and that, as a result, the Company is reaffirming its plan to initiate phase III pivotal trials by the end of 2010.

Mr. Armando Anido, Chief Executive Officer and President, will provide a launch and development update on XIAFLEX today, Monday, July 12, 2010 at 8:30 a.m. ET. Dr. Clayton Peimer, Clinical Professor of Orthopedics at Michigan State University and attending hand surgeon at Marquette General Health System, will also present during the call. The presentation slides to be used during the call are now available on the “For Investors” section of the Auxilium web site under the “Presentations” tab. A web cast of the conference call and the presentation slides will be available on the “For Investors” section of the Auxilium web site under the “Events” tab beginning at 8:30 a.m. ET on Monday, July 12, 2010. A question and answer session will follow the presentations.

Conference call details:
Date:	Monday, July 12, 2010
Time:	8:30 a.m. ET
Dial-in (U.S.):	866-362-4831
Dial-in (International):	617-597-5347
Web cast and slides:	http://ir.auxilium.com/
Passcode:	AUXILIUM

To access an audio replay of the call:
Access number (U.S.):	888-286-8010
Access number (International):	617-801-6888
Replay Passcode #:	14203618

To listen to the audio web cast of the presentation during or after the event, please visit: http://www.auxilium.com. The replay will be available for ninety days after the event.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty biopharmaceutical company with a focus on developing and marketing products to predominantly specialist audiences, such as urologists, endocrinologists, certain targeted primary care physicians, hand surgeons, subsets of orthopedic, general, and plastic surgeons who focus on the hand, and rheumatologists. Auxilium markets XIAFLEX® (collagenase clostridium histolyticum) for the treatment of adult Dupuytren’s contracture patients with a palpable cord and Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism. Auxilium has four projects in clinical development. XIAFLEX is in phase IIb of development for the treatment of Peyronie’s disease and is in phase II of development for treatment of Frozen Shoulder syndrome (Adhesive Capsulitis). Auxilium’s transmucosal film product candidate for the treatment of overactive bladder (AA4010) and its fentanyl pain product using its transmucosal delivery system are in phase I of development. The Company is currently seeking a partner to further develop these product candidates. Auxilium has rights to additional pain products and products for hormone replacement and urologic disease using its transmucosal film delivery system. Auxilium also has options to all indications using XIAFLEX for non-topical formulations. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s progress toward achievement of its objectives for the U.S. launch of XIAFLEX for Dupuytren’s in 2010; the percentage of insured lives in the U.S. with access to XIAFLEX; the effect of the identified leading indicators on the success of the XIAFLEX launch and future net revenues; the timing of initiation of phase II trials for XIAFLEX for the treatment of Peyronie’s disease; and products in development for Peyronie’s disease, Frozen Shoulder syndrome, overactive bladder, pain, hormone replacement and urologic disease; and all other statements containing projections, statements of future performance or expectations, our beliefs or statements of plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Forward-looking statements can generally be identified by words such as “believe,” “appears,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and other words and terms of similar meaning in connection with any discussion of projections, future performance or expectations, beliefs, plans or objectives for future operations (including statements of assumption underlying or relating to any of the foregoing). Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including further evaluation of clinical data, results of clinical trials, decisions by regulatory authorities as to whether and when to approve drug applications, and general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in Auxilium’s Annual Report on Form 10-K for the year ended December 31, 2009 and in Auxilium’s Quarterly Report on Form 10-Q for the period ended March 31, 2010 under the heading “Risk Factors,” which are on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of Auxilium’s home page on the Internet at http://www.Auxilium.com under the heading “For Investors — SEC Filings.” There may be additional risks that Auxilium does not presently know or that Auxilium currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide Auxilium’s expectations, plans or forecasts of future events and views as of the date of this release. Auxilium anticipates that subsequent events and developments will cause Auxilium’s assessments to change. However, while Auxilium may elect to update these forward-looking statements at some point in the future, Auxilium specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Auxilium’s assessments as of any date subsequent to the date of this release.